UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  October 27, 2006
TTM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443

(State or Other	(Commission File Number)	(IRS Employer Identification No.)
Jurisdiction of Incorporation)
2630 South Harbor Boulevard, Santa Ana, CA 92704
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 327-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 27, 2006, TTM Technologies, Inc. completed its acquisition of the Printed Circuit Group business unit (“TPCG”) from Tyco International Ltd. TPCG is a leading producer of complex, high performance and specialty printed circuit boards (PCBs) and is one of the major suppliers of military and aerospace PCBs in North America.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.
     The financial information required by this Item 9.01(a) was included in the Company’s Current Report on Form 8-K filed on October 30, 2006.
(b)	Pro Forma Financial Information.
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 2, 2006
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Quarters Ended October 2, 2006
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

TTM TECHNOLOGIES, INC.
Index to Pro Forma Condensed Consolidated Financial Information

Pages
Pro Forma Condensed Consolidated Financial Information:
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information	F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 2, 2006	F-3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Quarters Ended October 2, 2006	F-4
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005	F-5
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-6 to F-9

INTRODUCTION TO
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
     On October 27, 2006, TTM Technologies, Inc. (“TTM”) acquired substantially all of the assets of the Printed Circuit Group business unit of Tyco International Ltd. in accordance with the terms of the Stock and Asset Purchase Agreement dated August 2, 2006, by and among Tyco Printed Circuit Group LP, Tyco Electronics Corporation, Raychem International, Tyco Kappa Limited, Tyco Electronics Logistics AG and TTM Printed Circuit Group, Inc. (“Agreement”). TTM Printed Circuit Group, Inc. (f/k/a TTM (Ozarks) Acquisition, Inc.) is a wholly owned subsidiary of TTM Technologies, Inc. The Tyco Printed Circuit Group (TPCG) is a leading producer of complex, high performance and specialty printed circuit boards (PCBs) and is one of the major suppliers of military and aerospace PCBs in North America. The purchase price was $226.6 million in cash, which included a $1 million working capital adjustment. The total cost of the acquisition, including transaction fees and expenses, was approximately $232.2 million.
     The unaudited pro forma condensed consolidated balance sheet gives pro forma effect to the acquisition as if it had occurred on October 2, 2006. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and for the three quarters ended October 2, 2006 assume the acquisition occurred on January 1, 2005. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, and the pro forma adjustments are based on a preliminary valuation of the estimated fair values of the net assets acquired. Such information is not necessarily indicative of the operating results or financial position that would have occurred as of and for the 2005 and 2006 periods had the acquisition taken place on October 2, 2006 or at the beginning of TTM’s 2005 fiscal year, nor is it indicative of the results that may be expected for future periods.
     TTM’s fiscal year ends December 31, while TPCG’s fiscal year ends on the last Friday in September. For pro forma presentation purposes, TPCG’s historical balance as of June 30, 2006 is combined with TTM’s October 2, 2006 balance sheet, and TPCG’s historical statements of operations for the fiscal year ended September 30, 2005 and three quarters ended June 30, 2006 are combined with TTM’s historical statements of operations for the year ended December 31, 2005 and the three quarters ended October 2, 2006.
     The pro forma condensed consolidated financial information should be read in conjunction with (1) TTM’s consolidated financial statements and related notes filed in TTM’s Annual Report on Form 10-K for the year ended December 31, 2005, (2) TTM’s Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2006 and (3) the combined financial statements of TPCG and related notes included in TTM’s Current Report on Form 8-K dated October 30, 2006.

TTM Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of October 2, 2006
(In thousands)

	Historical
	TTM	TPCG	Pro forma		Pro forma
	10/2/2006	6/30/2006	Adjustment		Combined
ASSETS
Current assets:
Cash and cash equivalents	$94,675	$3,600	$(37,850)	(a)	$60,425
Short term investments	15,616	—	—		15,616
Accounts receivable, net	45,196	79,100	—		124,296
Inventories, net	14,937	51,000	2,495	(a)	68,432
Prepaid expenses and other	2,208	800	—		3,008
Deferred income taxes	4,548	—	—		4,548

Total current assets	177,180	134,500	(35,355)		276,325
Property, plant and equipment, net	53,084	107,200	(8,134)	(a)	152,150
Debt issuance costs, net	151	—	5,479	(b)	5,630
Deferred income taxes	3,890	—	—		3,890
Goodwill	63,153	—	51,991	(a)	115,144
Other intangibles, net	9,679	—	9,015	(a)	18,694
Other assets	1,858	1,300	(1,212)	(a)	1,946

Total assets	$308,995	$243,000	$21,784		$573,779

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$—	$2,000	(b)	$2,000
Accounts payable	13,709	41,700	—		55,409
Current portion of capital lease obligations	—	700	—		700
Accrued expenses	14,528	19,700	(5,072)	(a)	29,156
Due to Tyco International	—	1,122,000	(1,116,300)	(a)	5,700
Income taxes payable	—	200	—		200

Total current liabilities	28,237	1,184,300	(1,119,372)		93,165
Long-term debt, less current maturities	—	—	198,000	(b)	198,000
Other long-term liabilities	—	6,700	(4,693)	(a)	2,007

Total liabilities	28,237	1,191,000	(926,065)		293,172

Common stock	42	—	—		42
Additional paid-in capital	166,549	—	—		166,549
Retained earnings	114,167	—	(151)	(b)	114,016
Parent deficit	—	(948,000)	948,000	(a)	—

Total shareholders’ equity	280,758	(948,000)	947,849		280,607

Total liabilities and shareholders’ equity	$308,995	$243,000	$21,784		$573,779

See accompanying notes.

TTM Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Quarters Ended October 2, 2006
(In thousands, except per share data)

	Historical
	TTM	TPCG	Pro forma		Pro forma
	10/2/2006	6/30/2006	Adjustments		Combined
Net sales	$225,136	$299,800	$—		$524,936
Cost of goods sold	159,487	269,700	(4,562)	(c)	424,625

Gross profit	65,649	30,100	4,562		100,311

Operating expenses:
Selling, general and administrative	21,211	27,000	—		48,211
Charges and allocations from Tyco Int’l.	—	5,300	—		5,300
Restructure and impairment charges	—	1,300	(1,300)	(c)	—
Loss on sale of PP&E	—	1,100	(1,100)	(c)	—
Amortization of definite-lived intangibles	901	—	1,160	(d)	2,061

Total operating expense	22,112	34,700	(1,240)		55,572

Operating income (loss)	43,537	(4,600)	5,802		44,739
Interest expense Tyco Int’l.	—	(53,600)	53,600	(e)	—
Interest expense	(83)	(800)	(11,820)	(e)	(12,703)
Amortization of debt issuance costs	(58)	—	(738)	(f)	(796)
Other income, net	3,464	—	(1,510)	(g)	1,954

Income (loss) before income taxes	46,860	(59,000)	45,334		33,194
Income tax provision	16,970	700	(5,866)	(h)	11,804

Net income (loss)	$29,890	$(59,700)*	$51,200		$21,390

Net income per common share:
Basic	$0.72				$0.51
Diluted	$0.71				$0.51

Weighted average common shares outstanding:
Basic	41,651				41,651
Diluted	42,265				42,265

*  Represents TPCG’s net loss before cumulative effect of a change in accounting principle of $1.6 million.
See accompanying notes.

TTM Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(In thousands, except per share data)

	Historical
	TTM	TPCG	Pro forma		Pro forma
	12/31/2005	9/30/2005	Adjustments		Combined
Net sales	$240,209	$368,100	$(23,800)	(c)	$584,509
Cost of goods sold	186,453	331,600	(28,100)	(c)	489,953

Gross profit	53,756	36,500	4,300		94,556

Operating expenses:
Selling, general and administrative	26,112	33,600	(800)	(c)	58,912
Charges and allocations from Tyco Int’l.	—	7,400	—		7,400
Restructure and impairment charges	—	7,200	(7,200)	(c)	—
Gain on sale of PP&E	—	(1,200)	1,200	(c)	—
Amortization of definite-lived intangibles	1,202	—	1,616	(d)	2,818

Total operating expense	27,314	47,000	(5,184)		69,130

Operating income (loss)	26,442	(10,500)	9,484		25,426
Interest expense Tyco Int’l.	—	(60,200)	60,200	(e)	—
Interest expense	(179)	(1,700)	(15,900)	(e)	(17,779)
Amortization of debt issuance costs	(72)	—	(1,135)	(f)	(1,207)
Other income, net	2,126	—	(1,928)	(g)	198

Income (loss) before income taxes	28,317	(72,400)	50,721		6,638
Income tax provision (benefit)	(2,524)	500	(8,695)	(h)	(10,719)

Net income (loss)	$30,841	$(72,900)	$59,416		$17,357

Net income per common share:
Basic	$0.75				$0.42
Diluted	$0.74				$0.42

Weighted average common shares outstanding:
Basic	41,232				41,232
Diluted	41,770				41,770
See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
(dollars in thousands)
1. Acquisition
     The purchase price paid to Tyco International, Ltd. for TPCG exceeded the fair value of the net tangible and intangible assets acquired, resulting in goodwill. The following table sets forth the purchase consideration and the preliminary allocation of the purchase consideration.

Cash, including $1,000 working capital adjustment	$26,600
Direct acquisition costs	5,620
Proceeds paid from issuance of debt	200,000

		$232,220

Allocation of purchase consideration:
Current assets	$136,995
Property, plant and equipment	99,066
Definite-lived intangibles	9,015
Goodwill	51,991
Other assets	88
Current liabilities	(62,928)
Other long-term liabilities	(2,007)

Net assets acquired		$232,220

     The acquired definite-lived intangibles consist principally of customer relationship assets.
     The consideration that TTM paid to complete the acquisition of TPCG will be allocated to TPCG’s tangible and intangible assets and liabilities based upon their estimated fair values as of the date of the acquisition. The allocation is dependent upon certain valuation and other studies that have not yet progressed to a stage where there is sufficient information to make a definitive allocation. Additionally, a final determination of the fair value of TPCG’s tangible and intangible assets and liabilities will be based on the actual net tangible and intangible assets of TPCG that existed as of the date of the acquisition. Accordingly, the allocation of the purchase consideration and the related pro forma adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements.

2. Corporate Expenses and Overhead
     Tyco International, Ltd. allocated expenses to TPCG for certain management and administrative services provided as well as for the use of certain patents and trade names. During the three quarters ended June 30, 2006 and the year ended September 30, 2005, the total service charges from Tyco to TPCG were as follows:

	Three Quarters	Year Ended
	Ended June 30,	September 30,
	2006	2005

Management fees	$3,900	$5,500
Royalties and licensing fees	100	300
Administrative fees	1,300	1,600

	5,300	7,400

     In connection with the Purchase Agreement, TTM entered into a transition services agreement with Tyco International, Ltd. whereby Tyco will continue to provide some of the infrastructure services that previously had been provided to TPCG for approximately 60 to 120 days. TTM has agreed to pay approximately $160 per month for services under the transition services agreement.
     TTM believes that it will incur lower costs to provide similar infrastructure services than the amounts Tyco charged TPCG. However, due to the small size of the TPCG business unit relative to Tyco International, Ltd., no services related to independent auditing were charged to TPCG. These services will be necessary in the future. At this time, the Company cannot factually support the amount of net costs that will be eliminated or newly incurred, therefore no pro forma adjustments for these expenses have been made in the accompanying pro forma statements of operations.

3. Pro Forma Adjustments
     The historical consolidated financial statements have been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed consolidated financial information gives effect to the following pro forma adjustments:
(a)	To reflect the adjustments to eliminate certain assets not acquired and certain liabilities not assumed and to record the allocation of the purchase price to the fair value of the net assets acquired as described in Note 1. The components of the pro forma adjustments to balance sheet captions are more specifically described as follows:

Cash and cash equivalents:
Cash paid	$26,600
Direct acquisition costs paid	5,620
Debt issuance costs (see note b)	5,630

37,850

Inventories:
Increase to fair value of work-in-process and finished goods for manufacturing profit	$2,495

Property, plant and equipment:
Assets not acquired	$(8,134)
Increase in acquired assets to estimated fair value based on preliminary valuations	—

Net decrease	(8,134)

Other assets:
Assets not acquired	$(1,212)

Accrued liabilities:
Liabilities not assumed	$(8,472)
Restructuring accrual (see below)	3,400

(5,072)

Due to Tyco International:
Liabilities not assumed	$1,116,300

Other long-term liabilities:
Liabilities not assumed	$(4,993)
Increase in fair value of asset retirement obligations	300

(4,693)

In accordance with EITF No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, the Company will record involuntary employee termination and exit activity liabilities of approximately $3,400 associated with its plan to close the TPCG

Dallas, Oregon, facility, which was announced on December 11, 2006, and terminate certain sales employees. The unaudited pro forma condensed consolidated statements of operations do not reflect the cost of any integration activities or the benefits that may result from synergies that may be derived from any integration activities.
(b)	To reflect the $200,000 of debt borrowings ($2,000 classified as current portion) used to fund a portion of the acquisition and $5,479 of incremental debt issuance costs ($151 of existing debt issuance costs were written off and $5,630 of new debt issuance were incurred).

(c)	To eliminate the operations of certain net assets not acquired in connection with the acquisition, including the elimination of restructuring and impairment charges related to assets not acquired.

(d)	To reflect the amortization of the preliminary value of acquired definite-lived intangible assets using the straight-line method over a preliminary estimated weighted average life of 5.6 years.

(e)	To remove the historical TPCG interest expense and record interest expense from the issuance of $200,000 of new debt used to finance a portion of the purchase price assuming an estimated weighted average rate of 8%. A 0.125 percent change in the interest rate would result in a change in interest expense and net income for a 12-month period of approximately $250 and $155 before and after taxes, respectively.

(f)	To reflect the additional amortization of debt issuance costs related to the new debt.

(g)	To reflect the reduction of interest income previously earned on TTM cash balances used to pay a portion of the purchase price.

(h)	To reflect the income tax effect of the acquired operations and the related pro forma adjustments using TTM’s estimated statutory tax rate of 37.8%.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2007	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer